Exhibit Index




              Exhibit
              -------


                11        -  Statement re computation
                             of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                    For the three months
                                                       ended March 31,
                                                    --------------------
                                                       1998     1997
                                                       ----     ----


Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period ......................   8,864   8,826

Weighted average shares issued .....................      31      14
                                                       -----   -----

Weighted shares - end of period ....................   8,895   8,840
                                                       =====   =====